Exhibit 10.9

ZHONGJIN KANGMA EQUITY AND DEBT TRANSFER AGREEMENT

Execution Date: September [●], 2026

ZHONGJIN KANGMA EQUITY AND DEBT TRANSFER AGREEMENT

WHEREAS, according to the current articles of association and register of shareholders of the Target Company, the Transferor has subscribed for RMB8,000,000 of the registered capital of the Target Company, representing 80% of the registered capital of the Target Company, and the Other Shareholder has subscribed for RMB2,000,000 of the registered capital of the Target Company, representing 20% of the registered capital of the Target Company;

WHEREAS, the Transferor confirms that the foregoing RMB8,000,000 subscribed registered capital has been fully paid up, and there is no outstanding capital contribution obligation corresponding to the Target Equity;

WHEREAS, the Transferor confirms that it holds a receivable claim against the Target Company in the amount of RMB18,000,000, and the Target Company confirms that it owes the corresponding debt to the Transferor (the “Target Debt”);

WHEREAS, the Transferor and other relevant parties have entered into or propose to enter into the VIE Control Master Acquisition Agreement (the “Master Agreement”), pursuant to which the Transferor is required, in accordance with the Seller's irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, to transfer its 80% equity interest in the Target Company and the Target Debt to the Equity Transferee and the Debt Transferee, respectively, as part of the non-share consideration under the Master Agreement;

WHEREAS, under the Master Agreement, the agreed transaction value of the foregoing 80% equity interest is RMB8,000,000 and the agreed transaction value of the Target Debt is RMB18,000,000; the Equity Transferee shall be a company held by a senior management person designated by the Seller Controlling Person HYOUNGJU SEO and reasonably approved by JIN MEDICAL INTERNATIONAL LTD., and the Debt Transferee shall be the Seller Controlling Person or another recipient designated by him pursuant to the Master Agreement;

WHEREAS, pursuant to Article 26 of the current articles of association of the Target Company and applicable Law, the transfer of the Target Equity to a person other than an existing shareholder shall be subject to the corresponding shareholder consent and right-of-first-refusal procedures, and the Target Company shall obtain, before Closing, the valid written consent of the Other Shareholder to such equity transfer and the waiver of its right of first refusal;

WHEREAS, the Target Company executes this Agreement to confirm the equity transfer and, as debtor, to confirm the Target Debt and its transfer, and agrees to perform its payment and other obligations under the Target Debt to the Debt Transferee from the Closing Date in accordance with this Agreement.

NOW, THEREFORE, the Parties agree as follows:

Article I Definitions and Relationship with the Master Agreement

“Closing” means the overall closing of the transactions under the Master Agreement.

“Closing Date” means the date on which the Closing under the Master Agreement occurs.

“Target Equity” means the 80% equity interest in the Target Company held by the Transferor, corresponding to subscribed registered capital of RMB8,000,000, including the shareholder rights, economic interests and other lawfully transferable interests relating to such equity interest.

“Equity Transaction Value” means RMB8,000,000, being the agreed transaction value determined under the Master Agreement for the transfer of the Target Equity.

“Target Debt” means the receivable claim of the Transferor against the Target Company in the amount of RMB18,000,000 as jointly confirmed by the Transferor and the Target Company as of the date of this Agreement, together with any ancillary rights and other accessory rights lawfully transferable with such claim, if any.

“Debt Transaction Value” means RMB18,000,000, being the agreed transaction value determined under the Master Agreement for the transfer of the Target Debt.

Capitalized English terms used but not defined herein shall have the meanings given to them in the Master Agreement. If this Agreement is inconsistent with the Master Agreement with respect to the specific transfer, notice, confirmation, registration or closing mechanism for the Target Equity or the Target Debt, this Agreement shall prevail solely with respect to such specific mechanism; the Master Agreement shall continue to prevail with respect to the Aggregate Consideration, Closing conditions, Seller payment direction and the integrated nature of the transaction.

Article II Transfer of Target Equity and Target Debt and Consideration

2.1 Transfer of Target Equity

On the Closing Date and subject to the occurrence of the Closing, in accordance with the Seller's irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, the Transferor hereby transfers the Target Equity to the Equity Transferee, and the Equity Transferee hereby accepts such Target Equity. From the time the Target Company records the Equity Transferee in its register of shareholders on the Closing Date, the Equity Transferee may assert and exercise shareholder rights against the Target Company in respect of the Target Equity in accordance with Law; the market-supervision change registration shall be handled in accordance with Article IV.

2.2 Transfer of Target Debt

On the Closing Date and subject to the occurrence of the Closing, in accordance with the Seller's irrevocable payment direction and authorization under Section 3.8 of the Master Agreement, the Transferor hereby transfers the Target Debt together with all lawfully transferable ancillary rights to the Debt Transferee, and the Debt Transferee hereby accepts such transfer. From the Closing Date, the Debt Transferee shall replace the Transferor as creditor of the Target Debt and shall be entitled to claim, collect and enforce the Target Debt directly against the Debtor. Except as expressly provided herein, the Transferor shall no longer hold any economic interest in the Target Debt.

2.3 Agreed Transaction Value and Settlement

The Parties confirm that the Equity Transaction Value of the Target Equity is RMB8,000,000, the Debt Transaction Value of the Target Debt is RMB18,000,000, and the aggregate amount is RMB26,000,000. The transfer of the Target Equity and the transfer of the Target Debt are two separately valued non-share consideration components under the Master Agreement, shall be completed at Closing as part of the overall transaction under the Master Agreement, and shall be settled through the overall transaction consideration arrangements set forth in the Master Agreement. The Equity Transferee and the Debt Transferee are not required to pay separate cash consideration to the Transferor under this Agreement. The Transferor's completion of the Target Equity and Target Debt transfers on the Closing Date in accordance with this Agreement shall be deemed to constitute its delivery of the corresponding non-share consideration components under the Master Agreement. The foregoing shall not affect any Party's obligation under Law to make tax filings, tax calculations, registrations or price substantiation.

2.4 No Additional Consideration

Except as expressly provided in the Master Agreement and this Agreement, the Transferor shall not be entitled to request from the Equity Transferee, the Debt Transferee, the Seller Controlling Person, the Seller or the Target Company any additional cash, shares, assets or other consideration for the transfer of the Target Equity or the Target Debt.

Article III Right of First Refusal Approvals and Confirmation of Debt Transfer

3.1 Other Shareholder Consent and Waiver of Right of First Refusal

No later than Closing, the Other Shareholder shall have expressly consented to the equity transfer in a written document signed or sealed by it and shall have unconditionally and irrevocably waived any right of first refusal with respect to the transfer of the Target Equity under applicable Law and Article 26 of the current articles of association of the Target Company, unless otherwise agreed by the Parties.

3.2 Closing Conditions

Closing shall be conditioned upon completion, obtainment or waiver of the following: (a) the Transferor has obtained all internal corporate approvals required for its execution, delivery and performance of this Agreement and the transfer of the Target Equity and Target Debt; (b) the Equity Transferee and the Debt Transferee have each obtained all approvals or authorizations required for their execution, delivery and performance of this Agreement and acquisition of the relevant assets; (c) the Equity Transferee has been validly designated by the Seller Controlling Person and reasonably approved by JIN MEDICAL INTERNATIONAL LTD. pursuant to the Master Agreement, the Debt Transferee has been determined or validly designated as the recipient of the Target Debt pursuant to the Master Agreement, and each transferee has completed applicable information provision and compliance procedures; (d) the Other Shareholder consent and waiver described in Section 3.1 have been validly obtained; and (e) no Law, court order or governmental measure prohibits the transfer of the equity or debt.

3.3 Confirmation of Debt Transfer by Target Company

The Target Company, as debtor, confirms that: (a) as of the date of this Agreement, it owes to the Transferor the debt corresponding to the Target Debt in the amount of RMB18,000,000; (b) except as disclosed in writing, such debt has not been reduced, released or extinguished by payment, setoff, waiver, reduction, settlement, debt restructuring or otherwise; (c) it has received and agrees to the debt-transfer notice constituted by this Agreement and, from the Closing Date, will treat the Debt Transferee as the sole creditor of the Target Debt; (d) from the Closing Date, it shall perform its payment and other obligations under the original terms of the Target Debt and this Agreement to the Debt Transferee and shall not refuse performance solely on the ground that the debt transfer has not been separately notified or consented to; and (e) the Transferor and the Target Company have confirmed the existence, amount and relevant particulars of the Target Debt and have provided to the Debt Transferee copies of the relevant materials reflecting such Target Debt.

3.4 Confirmation of Compliance with Articles of Association

The Target Company confirms that, after completion of the Other Shareholder consent and right-of-first-refusal waiver procedures described in Section 3.1, the equity transfer under this Agreement complies with the current articles of association of the Target Company and applicable Law with respect to equity transfers, and agrees to complete the shareholder register update and related internal corporate procedures on the Closing Date in accordance with Article IV. If the registration authority or PRC counsel raises reasonable requirements with respect to the specific procedures, the Parties shall cooperate.

Article IV Closing Shareholder Register and Delivery of Debt Materials

4.1 Synchronous Completion with Master Agreement Closing

The transfers of the Target Equity and Target Debt under this Agreement shall be completed simultaneously with the Closing under the Master Agreement. Except for administrative, registration or preparatory steps permitted by the Master Agreement and agreed in writing by the relevant parties, no transfer under this Agreement shall be deemed finally completed before the Closing under the Master Agreement occurs.

4.2 Closing Documents and Internal Corporate Records

On the Closing Date, the Parties shall complete or deliver the following: (a) this Agreement duly executed and sealed, if applicable, by the Transferor, the Equity Transferee, the Debt Transferee and the Target Company; (b) the Other Shareholder consent and right-of-first-refusal waiver described in Section 3.1, unless otherwise waived by the Parties; (c) internal approvals required by the Transferor and each transferee; (d) the Target Company's recordation of the Equity Transferee in the register of shareholders, cancellation or adjustment of the Transferor's original capital contribution certificate, and issuance of a new capital contribution certificate to the Equity Transferee; (e) corresponding updates to the articles of association of the Target Company regarding shareholder and capital contribution information; (f) applications, authorizations, undertakings, identification, beneficial ownership and other materials required for equity change registration; and (g) delivery by the Transferor to the Debt Transferee, to the extent actually held by the Transferor, of documents and materials relating to the Target Debt reasonably required for the Debt Transferee to exercise or enforce the Target Debt.

4.3 Market Supervision Change Registration

The Target Company shall apply to the competent market supervision authority for the equity transfer and related shareholder change registration as soon as practicable after the Closing Date and within the period required by applicable Law. The Transferor and the Equity Transferee shall promptly execute and provide all documents and materials reasonably required by the registration authority, and the Target Company shall promptly complete the relevant procedures. The Parties confirm that market-supervision change registration is an external notice and perfection step for the equity transfer, and the Equity Transferee may assert shareholder rights against the Target Company from the time it is lawfully recorded in the Target Company's register of shareholders.

4.4 Debt Payment Instructions

From the Closing Date, the Target Company shall pay any principal, interest, if any, liquidated damages, compensation or other amounts payable under the Target Debt directly to the Debt Transferee or to the account designated by the Debt Transferee in writing. If, after Closing, the Transferor receives any amount attributable to the Target Debt, the Transferor shall hold such amount for the account and benefit of the Debt Transferee and shall promptly transfer it in full to the Debt Transferee after receipt, except for any withholding required by applicable Law.

4.5 Post-Closing Equity Structure

After completion of the equity transfer, the Equity Transferee shall hold 80% of the equity interest in the Target Company, corresponding to subscribed registered capital of RMB8,000,000, and the Other Shareholder shall continue to hold 20% of the equity interest in the Target Company, corresponding to subscribed registered capital of RMB2,000,000. The Transferor confirms that the RMB8,000,000 subscribed capital contribution corresponding to the Target Equity has been fully paid.

Article V Capital Contribution Status of Target Equity

5.1 Fully Paid Capital Contribution

The Transferor confirms that, as of the date of this Agreement, the RMB8,000,000 subscribed capital contribution corresponding to the Target Equity has been fully paid, and the unpaid capital contribution amount is zero. The Equity Transferee shall not assume any unpaid capital contribution obligation relating to the Target Equity when acquiring the Target Equity. The Target Company shall reflect, in accordance with applicable Law, the Equity Transferee's succession to the RMB8,000,000 subscribed capital contribution amount and the fully paid status of the Target Equity in the register of shareholders, capital contribution certificate, articles of association and any registration or public filing information required by Law, if such information is required to be recorded.

Article VI Confirmation and Perfection of Target Debt

6.1 Confirmation of Debt Amount

The Transferor and the Target Company jointly confirm that, as of the date of this Agreement, the amount of the Target Debt is RMB18,000,000. Except as disclosed in writing, as of the Closing Date, neither the Transferor nor the Target Company shall reduce, release or extinguish the Target Debt by payment, setoff, waiver, reduction, settlement, debt restructuring or otherwise; if the Target Company makes any payment in respect of the Target Debt before Closing, the Transferor shall retain such amount and pay it to the Debt Transferee at Closing, and such amount shall be deemed substitute delivery of the consideration component for the transfer of the Target Debt.

6.2 No Expansion of Debtor Obligations

Except for the modifications made by this Agreement with respect to creditor identity, payment recipient and debt-transfer mechanism, this Agreement does not expand the Target Company's substantive payment obligations under the Target Debt. The original maturity date, interest rate, if any, repayment conditions and other substantive terms of the Target Debt shall not be changed by this Agreement, unless otherwise agreed in writing by the Transferor, the Debt Transferee and the Target Company.

6.3 No Impairment of Target Debt

From the date of this Agreement until the Closing or earlier termination of this Agreement, without the prior written consent of the Debt Transferee and JIN MEDICAL INTERNATIONAL LTD., the Transferor shall not forgive, reduce, settle, extend, subordinate, set off, waive, transfer, pledge, encumber or otherwise materially alter or impair the Target Debt; and the Target Company shall not separately enter into any arrangement with the Transferor intended to reduce, release or materially alter the Target Debt.

6.4 Further Assurances

After Closing, the Transferor and the Target Company shall execute, deliver and handle any supplemental agreement, debt-transfer notice, confirmation, account instruction, power of attorney or other document, and take such other commercially reasonable and legally required actions, as may be reasonably necessary to implement, evidence or perfect the transfer of the Target Debt.

Article VII Representations Warranties and Confirmations

7.1 Transferor Representations and Warranties

The Transferor represents and warrants to the other Parties as of the date of this Agreement and as of the Closing Date that: (a) it is the lawful registered shareholder of the Target Equity and has the right to transfer the Target Equity in accordance with Law; (b) the subscribed registered capital corresponding to the Target Equity is RMB8,000,000, and such subscribed capital contribution has been fully paid; (c) except as disclosed in writing, the Target Equity is not subject to any pledge, freeze, seizure, trust, nominee holding, right-of-first-refusal arrangement or other encumbrance created by the Transferor; (d) it is the lawful creditor of the Target Debt and has the right to transfer the Target Debt in accordance with Law; (e) except as disclosed in writing, the Target Debt is not subject to any pledge, transfer, trust, nominee holding, priority payment arrangement or other encumbrance, nor is it subject to any reduction, waiver, settlement, setoff or debt restructuring agreed by the Transferor; and (f) it has all corporate power and authority required to execute, deliver and perform this Agreement.

7.2 Equity Transferee Representations and Warranties

The Equity Transferee represents and warrants to the other Parties as of the date of this Agreement and as of the Closing Date that: (a) it is an entity duly established and validly existing under applicable Law; (b) it is 100% lawfully held by Wu Lijie, a senior management person designated by the Seller Controlling Person (identification number: 220204196404071513), and has been duly designated as the Kangma Equity Recipient under the Master Agreement; (c) it has all rights and authority required to execute, deliver and perform this Agreement and to acquire the Target Equity; and (d) it is aware of and confirms that the RMB8,000,000 subscribed capital contribution corresponding to the Target Equity has been fully paid.

7.3 Debt Transferee Representations and Warranties

The Debt Transferee represents and warrants to the other Parties as of the date of this Agreement and as of the Closing Date that: (a) it has all power, legal capacity and authority, as applicable, required to execute, deliver and perform this Agreement and to acquire the Target Debt; (b) it has been determined or validly designated as the recipient of the Target Debt in accordance with the Master Agreement; and (c) it has received the relevant materials relating to the Target Debt provided by the Transferor and the Target Company, is aware of the relevant circumstances of the Target Debt, and accepts the credit, performance, maturity and recovery risks lawfully existing in respect of the Target Debt, without affecting the express representations, warranties and confirmations made by the Transferor and the Target Company in this Agreement.

7.4 Target Company Confirmations and Undertakings

The Target Company confirms and undertakes that: (a) according to its existing records, the Transferor and the Other Shareholder hold 80% and 20% of the equity interests in the Target Company, respectively; (b) except as disclosed in writing, the Target Company has not received any notice of pledge registration, freeze, seizure, dispute or third-party claim against the Target Equity; (c) the RMB8,000,000 subscribed capital contribution corresponding to the Target Equity has been fully paid; (d) the Target Company owes to the Transferor the debt corresponding to the Target Debt in the amount of RMB18,000,000; (e) except as disclosed in writing, the Target Company has no material setoff, defense, counterclaim or other right that may be asserted against the Transferor and, after the debt transfer, lawfully asserted against the Debt Transferee to impair the Target Debt; and (f) it will promptly handle the updates to the register of shareholders, capital contribution certificate, articles of association, change registration and payment recipient for the Target Debt in accordance with this Agreement.

Article VIII Pre-Closing Covenants and Further Assurances

8.1 Preservation of Target Equity

From the date of this Agreement until the Closing or earlier termination of this Agreement, without the prior written consent of the Equity Transferee and JIN MEDICAL INTERNATIONAL LTD., the Transferor shall not sell, transfer, gift, pledge, encumber or otherwise dispose of the Target Equity, nor agree that any third party obtain any right in the Target Equity.

8.2 Further Assurances

After Closing, the Parties shall execute, deliver and handle any supplemental agreement, register of shareholders, capital contribution certificate, amendment or restatement of articles of association, shareholder resolution, registration application, debt-transfer notice, debt confirmation, account instruction, undertaking, power of attorney, tax document or other document, and take such other commercially reasonable and legally required actions, as may be reasonably necessary to implement, evidence or perfect the transfer of the Target Equity and Target Debt.

8.3 Commercial Cooperation Not Consideration Under this Agreement

The Parties confirm that any arrangement relating to the Target Company's future e-commerce operation, product supply, channel cooperation, healthcare product industry resource synergy or other commercial cooperation shall be separately negotiated by the relevant parties and documented in a separate written agreement. Except as expressly provided in the Master Agreement or such separate agreement, such commercial cooperation shall not constitute part of the Equity Transaction Value or Debt Transaction Value under this Agreement and shall not affect the validity of the transfer of the Target Equity or Target Debt under this Agreement.

Article IX Taxes and Filings

Each Party shall bear the Taxes imposed on it under applicable Law in connection with the execution and performance of this Agreement and the implementation of the equity and debt transfers. The Transferor, each transferee and the Target Company shall reasonably cooperate with each other in completing enterprise income tax, stamp duty, tax filings, price explanations, registrations and other statutory procedures relating to this transfer, and shall provide information reasonably requested by the relevant authorities. The Equity Transaction Value of RMB8,000,000 and the Debt Transaction Value of RMB18,000,000 shall serve as important transaction price bases for tax and registration matters, while the specific tax treatment shall remain subject to applicable Law and the requirements of competent authorities.

Article X Effectiveness Master Agreement Closing and Termination

10.1 Effectiveness of Agreement

This Agreement is formed and becomes effective upon execution and sealing, if applicable, by all Parties; provided that the actual transfer of the Target Equity and Target Debt shall be subject to the occurrence of the Closing under the Master Agreement. Shareholder rights in the Target Equity may be asserted by the Equity Transferee against the Target Company from the time the Equity Transferee is lawfully recorded in the Target Company's register of shareholders; the transfer of the Target Debt shall become effective among the Transferor, the Debt Transferee and the Target Company from the Closing Date.

10.2 No Closing Under the Master Agreement

If the Master Agreement is lawfully terminated or terminated in accordance with its terms before Closing, this Agreement shall automatically terminate and have no further force or effect, except for confidentiality, dispute resolution and other provisions that by their nature should survive. If, before such termination, any implementation steps have been taken solely for administrative, registration, notice or preparatory purposes, the Parties shall promptly cooperate to restore the status quo ante to the extent permitted by applicable Law.

Article XI Miscellaneous

11.1 Notices

All notices under this Agreement shall be in writing and delivered by hand, reputable courier service or email to the address or email address set forth on the signature pages of the Parties, or to such other address or email address subsequently designated in writing by the relevant Party.

11.2 Amendments and Waivers

This Agreement may be amended only by a written instrument signed by all Parties. Any waiver must be in writing and signed by the Party against whom such waiver is asserted.

11.3 Assignment

No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Parties, except for assignments expressly permitted by the Master Agreement or legal succession by a successor entity in a statutory merger or reorganization.

11.4 Governing Law

This Agreement and any dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

11.5 Dispute Resolution

Any dispute arising out of or relating to the formation, performance, interpretation, validity, amendment or termination of this Agreement shall first be resolved by friendly consultation among the Parties. If consultation fails, any Party may bring an action before the competent people's court at the domicile of the Transferor.

11.6 Entire Agreement and Priority of Documents

This Agreement constitutes the entire agreement among the Parties with respect to the specific transfer, Closing, creditor change, corporate record update and registration mechanism for the Target Equity and Target Debt. With respect to such specific mechanism, if this Agreement is inconsistent with the Master Agreement, this Agreement shall prevail; the Master Agreement shall continue to prevail with respect to the Aggregate Consideration, Closing conditions, Seller payment direction and the integrated nature of the transaction.

11.7 Severability

If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions shall not be affected. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provision with a lawful and valid provision that most closely reflects the original commercial purpose.

11.8 Confidentiality and Material Non-Public Information

The Parties acknowledge that JIN MEDICAL INTERNATIONAL LTD. (“ZJYL”), an affiliate of the Transferor, is a U.S.-listed company and may make public disclosures regarding this Agreement, the transaction and related matters, and may file a copy of this Agreement with the U.S. Securities and Exchange Commission, as required by applicable Law, SEC rules, Nasdaq rules or other applicable securities regulatory requirements.

To the extent information relating to this Agreement, the other Transaction Documents, the transaction, the existence, discussions or negotiations of the proposed transaction, transaction progress, terms and conditions of the relevant Transaction Documents and any other related information has not been lawfully or otherwise disclosed to the public, the Parties shall keep such nonpublic information strictly confidential and shall not disclose it to any third party or use it for any purpose other than this Agreement and the transaction, except as required by applicable Law, regulatory authorities, competent governmental authorities or stock exchange rules.

Solely for purposes of this Section 10.9, the Parties acknowledge and agree that the foregoing nonpublic information shall be treated as material non-public information relating to ZJYL (“MNPI”) while it has not been disclosed to the public. The Parties shall comply with ZJYL's insider trading policy as in effect from time to time and all applicable securities laws, regulations and stock exchange rules, and shall not, while in possession of such MNPI, directly or indirectly trade, recommend trading in, or otherwise transact in ZJYL securities, or improperly disclose, transmit or provide such MNPI to any other person.

Notwithstanding the foregoing and the confidentiality obligations under this Section, the Parties agree that treating the foregoing information as MNPI solely for purposes of this Section 10.9 shall not constitute any Party's admission, confirmation or agreement that such information actually constitutes material non-public information as a matter of law under any applicable securities laws, regulations, stock exchange rules or other laws and regulations.

The confidentiality and related obligations under this Section shall not terminate by reason of the Closing, full performance or termination of this Agreement, or the abandonment, cancellation, termination or failure of the transaction, and shall continue after the occurrence of any of the foregoing until the relevant information is lawfully or otherwise disclosed to the public; provided that the securities trading and disclosure restrictions relating to MNPI shall continue to apply until the relevant information no longer constitutes MNPI under this Section 10.9.

11.9 Counterparts and Electronic Signatures

This Agreement may be executed in counterparts, each of which shall have the same legal effect. Subject to agreement of the Parties and to the extent permitted by applicable Law, scanned copies, PDF signature pages and reliable electronic signatures may constitute valid execution and delivery of this Agreement. If a market supervision, tax or other competent authority requires paper originals or sealed documents, the Parties shall cooperate promptly.

Transferor:

CHANGZHOU ZHONGJIN MEDICAL CO., LTD.

Signature:
Name:	Wang Erqi
Title:	Legal Representative
Address:	No. 33 Lingxiang Road, Wujin District, Changzhou,
Jiangsu Province, PRC
Email:	wzq@zhjmedical.com

Equity Transferee:

BEIJING DONGYU COMMERCIAL TRADING CO.,
LTD.

Signature:
Name:	[Name of Equity Transferee Signatory]
Title:	[Title of Equity Transferee Signatory]
Address:	[Notice Address of Equity Transferee]
Email:	[Email Address of Equity Transferee]

Debt Transferee:

[Name of Debt Transferee]

Signature:
Name:	[Name of Debt Transferee Signatory]
Title:	[Title of Debt Transferee Signatory]
Address:	[Notice Address of Debt Transferee]
Email:	[Email Address of Debt Transferee]

Target Company / Debtor:

ZHONGJIN KANGMA INFORMATION TECHNOLOGY
(JIANGSU) CO., LTD.

Signature:
Name:	Gu Rongkou
Title:	Legal Representative
Address:	Room 2108, Block D, Building 6, No. 123
Hexiang Road, West Taihu Science and Technology
Industrial Park, Changzhou, PRC
Email:	gurongkou@jinmed.com